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                                                               EXHIBIT 10.3


   DEFERRED COMPENSATION/SUPPLEMENTAL RETIREMENT AGREEMENT


THIS AGREEMENT is made this 28th day of June, 1994 by and between Rayonier Inc. (the "Corporation") and Ronald M.
Gross, Chairman, President & CEO (the "Employee").

                          RECITALS:

A. The Employee is a valued member and leader of the Corporation's executive team, and the Corporation wishes to fully compensate the Employee for the Employee's services.

B. As part of the Employee's compensation, the Board of Directors of the Corporation has approved an unfunded retirement supplemental benefit in accordance with the terms and conditions of This Agreement.

C. The Employee in reliance on the benefits to be provided hereunder, among other things, will promote the interests of the Corporation.


NOW, THEREFORE, it is mutually agreed as follows:

1.  Supplemental Retirement Benefit

   (a) If at any time the Employee's employment terminates on account of the Employee's Retirement
   (defined below), the Employee shall be entitled to payment of $132,000 per year for 15 years (the
   "Payout Period"), to be paid in such monthly, quarterly, semi-annual or annual installments as the Corporation shall determine, in accordance with the provisions of this Section 1 (the "Retirement
   Benefit").

   (b) If the Employee dies during the Payout Period, amounts due hereunder shall be paid to the Employee's
   Designated Beneficiary, or his estate, for the balance of the Payout Period.

   (c)  Payment of the Retirement Benefit shall commence
   as soon as is practicable after the Employee's
   Retirement.
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   (d)  For purposes of This Agreement, terms not
   otherwise defined shall have the meaning set forth below:


       (i) "Retirement" means the termination of the Employee's employment for any reason, other than death, on or after the Employee's Normal
       Retirement Date.

       (ii) "Normal Retirement Date" means the date on which the Employee attains age 65.

       (iii) "Designated Beneficiary" means one or more beneficiaries to whom payments, otherwise due the Employee, shall be made in the event of the Employee's death. The Employee shall file with the Secretary of the Corporation a notice in writing designating the Designated Beneficiary.
       In the absence of such a beneficiary designation, the Designated Beneficiary shall be the executors or administrators of the Employee's estate.

2.  Pre-Retirement Death of Employee

If the Employee dies prior to Retirement, no Retirement
Benefit shall be payable under This Agreement.

3.  Unfunded Obligation

The amounts payable pursuant to This Agreement shall be unfunded obligations of the Corporation payable only under the terms stated herein, and the Employee shall have no right or claim against any specified assets of the Corporation and shall have only a contractual right against the Corporation hereunder, which shall be no greater than the right of any unsecured general creditor of the Corporation. Nothing contained in This Agreement nor any action taken pursuant to the provisions of This
Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Employee, or any other person.

4.  No Alienation

No amounts payable to This Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance by the Employee or any person claiming under or through the Employee,
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nor shall they be subject to the debts, contracts,
liabilities, engagement or torts of the Employee or any one else prior to actual payment thereof.


5.  Separate Benefit

The Retirement Benefit under This Agreement shall be independent of, and in addition to, those under any other plan, program or agreement that may be in effect between the parties hereto, or any other compensation payable to the Employee or the Employee's designated beneficiary by the Corporation. This Agreement shall not be constructed as a contract of employment nor does it restrict the right of the Corporation to discharge the Employee for proper cause or the right of the employee to terminate employment.

6.  Corporate Reorganizations

The Corporation agrees that it will not merge, consolidate or combine with any other business entity, unless the succeeding or continuing Corporation or business entity expressly assumes and confirms in writing the obligations of the Corporation under This Agreement.

7.  Amendment

This Agreement may be amended by written agreement of the Employee and the Corporation at any time, provided no such amendment shall serve to accelerate payment of any amounts payable hereunder.

8.  Governing Law

This Agreement shall be construed in accordance with and
governed by the laws of the State of Connecticut.
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     IN WITNESS WHEREOF, the Corporation has caused This
Agreement to be executed by its duly authorized officer, and the Employee has set his signature on the date first above written.

Employee                         Rayonier Inc.


Signed  /s/ RONALD M. GROSS      Signed /s/ JOHN P. O'GRADY
            --------------                  ---------------
            Ronald M. Gross                John P. O'Grady
                                           Senior Vice President
                                           Human Resources

Date __________________            Date __________________